UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 6, 2008

BLUE EARTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13511 Granville Ave. Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 729-0150

__________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation

In connection with the purchase of the real property and improvements we had previously leased for use as our headquarters, which purchase closed August 6, 2008 for a total purchase price of $1.7 million, we executed a mortgage back in favor of the seller of that property in the principal amount of $1,049,000, due in three years, with interest only payments due monthly until maturity in the amount of $6,119.17.  The mortgage was personally guaranteed by our CEO, Patricia Cohen, and her spouse.

Further, we borrowed the balance of the funds necessary to close on this real property from JDC Group, a Florida corporation, controlled by Jim Cohen, Jr., the adult son of our CEO, Patricia Cohen.  In consideration, we have executed a promissory note in favor of JDC Group in the principal amount of $671,396.62, due on demand, which bears simple interest at a rate of 7% per annum until paid.  The borrowed funds included that portion of the real estate commission owed Jim Cohen, Jr., $51,000, to which he was entitled for acting as our real estate agent in connection with the purchase of the real property.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
99.1	Mortgage, Promissory Note and Personal Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
Chief Executive Officer
August 12, 2008